Exhibit 10.31

AMA/LIGHTHOUSE, INC.

2002 STOCK OPTION PLAN

Adopted: September 26, 2002

Approved By Stockholders: September 26, 2002

Termination Date: September 25, 2012

1.	Purposes.

(a) Eligible Option Recipients. The persons eligible to receive Options are the Employees of AMA/Lighthouse, Inc. (the “Company”) and its Affiliates.

(b) Available Options. The purpose of the Plan is to provide a means by which eligible Employees may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Options: (i) Incentive Stock Options and (ii) Nonstatutory Stock Options.

(c) General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Options, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.	Definitions.

(a) “Affiliate” means any parent or subsidiary of the Company or any entity selected by the Board; provided, that, with respect to Incentive Stock Options, the term shall only mean “parent corporation” and “subsidiary corporation” as defined in Sections 424(e) and 424(f) of the Code, respectively.

(b) “Board” means the board of directors of the Company.

(c) “Cause” means, if the Participant is a party to an employment or service agreement with the Company or an Affiliate and such agreement provides for a definition of Cause or similar definition, the definition therein contained, or, if no such agreement exists, it shall mean a Participant’s gross negligence or willful misconduct in the performance of such Participant’s duties with the Company or an Affiliate, which conduct is not cured or corrected, if curable or correctable, within thirty (30) days after receipt of written notice from the Company or an Affiliate of such conduct.

(d) “Change in Control” means a change in control of SunTrust Banks, Inc., a Georgia corporation (“SunTrust”) of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) as in effect at the time of such “change in control,” provided that such a change in control shall be deemed to have occurred at such time as (i) any person (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), becomes after the Effective Date the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of SunTrust or any successor of SunTrust; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board of Directors of SunTrust (the “SunTrust Board”) cease, for any reason, to constitute at least a majority of the SunTrust Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareholders of SunTrust approve any dissolution or liquidation of SunTrust or any sale or the disposition of 50% or more of the assets or business of SunTrust; or (iv) the shareholders of SunTrust approve any merger or consolidation to which SunTrust is a party or a share exchange in which SunTrust shall exchange its shares for shares of another corporation as a result of which the persons who were shareholders of SunTrust immediately prior to the effective date of the merger, consolidation or share exchange shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger, consolidation or share exchange.

In addition to the foregoing, a Change in Control shall include any event or transaction in which SunTrust ceases to own, directly or indirectly, at least eighty (80) percent of the outstanding voting equity interests and control of AMA Holdings or in the event AMA Holdings ceases to own, directly or indirectly, at least a majority of the outstanding voting interests of the Company or in the event the Company ceases to hold a majority of the outstanding voting equity interests in Lighthouse Partners, LLC (“LHP, LLC”) unless at such time, SunTrust owns, directly or indirectly, such majority interests; or if at any time the Incumbent Employee Board (as defined below) constitutes less than 50% of the Board. Change in Control shall also include the consummation of a merger or consolidation of AMA Holdings, the Company or LHP, LLC with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not members or stockholders of the Company, AMA Holdings or LHP, LLC, as the case may be, immediately prior to such merger, consolidation, or other reorganization. For purposes hereof, the term “Incumbent Employee Board” shall mean individuals who served as the Employee members of the Board on the Effective Date; provided, that, any person becoming an Employee member of the Board subsequent to the Effective Date, who was selected or approved by a majority of the members comprising the Incumbent Employee Board shall be considered a member of the Incumbent Employee Board.

(e) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(f) “Committee” means the Board, unless and until a committee of one or more members of the Board is appointed by the Board in accordance with subsection 3(c).

(g) “Common Stock” means the common stock of the Company.

(h) “Company” means AMA/Lighthouse, Inc., a Florida corporation.

(i) “Continuous Service” means that the Participant’s service with the Company or an Affiliate is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to an Employee of an Affiliate will not constitute an interruption of Continuous Service. The Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted.

(j) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(k) “Director” means a member of the Board.

(l) “Disability” means, if the Participant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Disability, the definition therein contained, or, if no such agreement exists, it shall mean the failure of any Participant to perform his duties due to physical or mental incapacity as determined by the Committee.

(m) “Effective Date” shall mean September 29, 2002.

(n) “Employee” means any person employed by the Company or an Affiliate.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Fair Market Value” per share as of a particular date shall mean the last reported sale price (on the day immediately preceding such date) of the Common Stock on the New York Stock Exchange (or any other exchange or national market system upon which price quotations for the Company’s Common Stock is regularly available); provided, however, that prior to an Initial Public Offering, and except as provided herein, Fair Market

Value per share shall mean $16,918.03 multiplied by the Trailing Four Quarters Revenue divided by $2,855,000. The Board will verify and document in the Company’s minutes at least annually the methodology for determining the fair market value of the Company. The Board will utilize information that is available to them at the time of this verification including comparable recent market prices of unaffiliated companies the Board believes share similar characteristics of the Company. Unless compelling information to the contrary is obtained, it is the Board’s intention and expectation to utilize the formula set forth above to determine the fair market value of the Company.

(q) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(r) “Initial Public Offering” means the consummation of the first public offering of the Company’s Common Stock pursuant to a registration statement (other than on Form S-8 or successor forms) filed with, and declared effective by, the SEC.

(s) “LHP, LLC Revenue” will be equal to (i) the total revenue of LHP, LLC as determined by SunTrust in good faith in accordance with generally accepted accounting principles consistent with past practices based on the books and records of LHP, LLC including, without limitation and without duplication, (A) investment supervisory fees received by LHP, LLC from proprietary limited partnerships and companies (domestic and offshore) and other managed accounts, but excluding the revenue share paid to AMA, LLC, (B) performance incentive fees received by LHP, LLC on proprietary limited partnerships, companies and other managed accounts, (C) investment consulting fee income received by LHP, LLC, (D) if applicable, LHP, LLC’s share of revenue from all subsidiaries of LHP, LLC (whether existing now or in the future), (E) income earned on invested capital of LHP, LLC, (F) revenues of SunTrust which were earned through material participation by LHP, LLC, including, but not limited to, the revenue shared to SunTrust banks in accordance with the revenue sharing agreement (currently 60%) between LHP, LLC and SunTrust for the referral of investment management business to LHP, LLC by the local SunTrust banks, and which customarily would be allocated to a subsidiary of SunTrust such as LHP, LLC, as determined to be appropriate for inclusion in “LHP, LLC Revenue” by the head of Private Client Services of SunTrust, (G) any direct revenue of AMA Holdings (other than revenues included in any other subsection of this definition) not included in the AMA, LLC Revenue and (H) sub-adviser fees paid by AMA, LLC to LHP, LLC consistent with past practice.

(t) “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3 and who is also an “outside director” within the meaning of Section 162(m) of the Code.

(u) “Nonstatutory Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.

(v) “Officer” means (i) before the Initial Public Offering, any person designated by the Company as an officer and (ii) on and after the Initial Public Offering, a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(w) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option.

(x) “Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan and need not be identical.

(y) “Optionee” means a person holding an Option granted pursuant to the Plan.

(z) “Participant” means a person holding an Option granted pursuant to the Plan.

(aa) “Plan” means the AMA/Lighthouse, Inc. 2002 Stock Option Plan.

(bb) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(cc) “SEC” means the Securities and Exchange Commission.

(dd) “Securities Act” means the Securities Act of 1933, as amended.

(ee) “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

(ff) “Termination Date” means the date of termination of an Optionee’s Continuous Service.

(gg) “Termination for Cause” means termination of Participant’s employment by the Company for Cause.

(hh) “Trailing Four Quarters Revenues” shall mean, as of the date of calculation, LHP, LLC Revenue for the four most recently completed calendar quarters ending on or immediately prior to such date.

3.	Administration.

(a) Administration. The Plan shall be administered by the Committee.

(b) Powers of the Committee. The Committee shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how each Option shall be granted; what type or combination of types of Options shall be granted; the provisions of each Option granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to an Option; and the number of shares of Common Stock with respect to which an Option shall be granted to each such person.

(ii) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(iv) The Committee must agree to the granting of Options and other governance–related matters by a majority vote.

(c) Delegation to Committee.

(i) General. The entire Board may comprise the Committee or the Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and, in such event, the term “Committee” shall apply to any person or persons to whom such authority has been delegated. Furthermore, unless one or more Committees has been appointed by the Board, any reference to the Committee in the Plan shall mean the Board. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and re-vest in the Board the administration of the Plan.

(ii) Committee Composition when Common Stock is Publicly Traded. At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Non-Employee Directors. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not “outside directors” within the meaning of Section 162(m) of the Code the authority to grant Options to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Option or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (2) delegate to a committee of one or more members of the Board who are not “non-employee directors” within the meaning of Rule 16b-3 the authority to grant Options to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d) Effect of Committee’s Decision. All determinations, interpretations and constructions made by the Committee in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons. Members of the Committee and any officer or employee of the Company or any Affiliate acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

(e) Review of Option Agreements. Prior to the grant of any Option under this Plan, each Option Agreement shall be reviewed by the SunTrust Controllers Department for accounting purposes.

4.	Shares Subject to the Plan.

Subject to the provisions of Section 10, the Common Stock that may be issued pursuant to Options shall not exceed in the aggregate 300 shares of Common Stock; provided, that, no more than 300 shares shall be subject to Incentive Stock Options. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Option shall revert to and again become available for issuance under the Plan. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.	Eligibility.

(a) Eligibility for Specific Options. Employees are eligible to receive Incentive Stock Options and/or Nonstatutory Stock Options.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Section 162(m) Limitation. Subject to the provisions of Section 10, no Employee shall be eligible to be granted Options covering more than 300 shares of Common Stock during any calendar year. This subsection 5(c) shall not apply prior to the Initial Public Offering and, following the Initial Public Offering, this subsection 5(c) shall not apply until (i) the earliest of: (1) the first material modification of the Plan (including any increase in the number of shares of Common Stock reserved for issuance under the Plan in accordance with Section 4); (2) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (3) the expiration of the Plan; or (4) the first meeting of stockholders at which Directors are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security under Section 12 of the Exchange Act; or (ii) such other date required by Section 162(m) of the Code.

6.	Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of

Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Exercise Price of an Incentive Stock Option. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

(c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be established by the Committee.

(d) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or check at the time the Option is exercised or (ii) at the discretion of the Committee and if permitted by law at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or fully recourse promissory note or other similar arrangement with the Participant or (3) in any other form of legal consideration that may be acceptable to the Committee, including, without limitation, a “cashless” exercise program established with a broker following the Initial Public Offering. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

(e) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee. Notwithstanding the foregoing, the Optionee may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

(f) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee. Notwithstanding the foregoing, the Optionee may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death or incapacity of the Optionee, shall thereafter be entitled to exercise the Option.

(g) Vesting. The total number of shares of Common Stock subject to an Option may, but need not, vest and become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board or Committee may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised. No Option may be exercised for a fraction of a share of Common Stock.

(h) Termination of Continuous Service. In the event of a termination of an Optionee’s Continuous Service, the treatment of the Optionee’s Options shall be governed by the terms of the Optionee’s Option Agreement.

(i) Extension of Termination Date. An Optionee’s Option Agreement may also provide that if the exercise of the vested Options following the termination of the Optionee’s Continuous Service would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the vested Options shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionee’s Continuous Service during which the exercise of the vested Options would not be in violation of such registration requirements.

7.	Covenants of the Company.

(a) Availability of Shares. During the terms of the Options, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Options.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Options and to issue and sell shares of Common Stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Option or any Common Stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Options unless and until such authority is obtained.

8.	Use of Proceeds from Stock.

Proceeds from the sale of Common Stock pursuant to the exercise of Options shall constitute general funds of the Company.

9.	Miscellaneous.

(a) Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Option Agreement stating the time at which it may first be exercised or the time during which it will vest.

(b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Option unless and until such Participant has satisfied all requirements for exercise of the Option pursuant to its terms.

(c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Option was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause or (ii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Option, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Option for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Option has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f) Withholding Obligations. To the extent provided by the terms of an Option Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Option by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Option, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; (iii) according to a deferred payment or fully recourse promissory note or other similar arrangement with the Participant or (iv) delivering to the Company owned and unencumbered shares of Common Stock not acquired from the Company.

10.	Adjustments Upon Changes in Stock.

(a) Capitalization Adjustments. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets or stock of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event (an “Event”), and such event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, then the Committee shall, in such manner as it may deem equitable, including, without limitation, adjust any or all of the following: (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Options may be granted or awarded; (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options; and (iii) the grant or exercise price with respect to any Option.

(b) Termination of Options. Unless otherwise provided in an Option Agreement, upon the occurrence of an Event or similar corporate event or transaction in which current shareholders do not receive shares of common stock of the resulting entity, the Committee shall provide that all outstanding Options shall become 100% fully vested and exercisable at least thirty (30) days prior to such Event or similar corporate event or transaction.

(c) Effect of Change in Control. All outstanding Options shall become 100% fully vested and exercisable upon a Change in Control.

(d) Future Transactions. The existence of the Plan, the Option Agreement and the Options granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

11.	Amendment of the Plan and Options.

(a) Amendment of Plan. Subject to Section 11(d), the Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any applicable law or any NASDAQ or securities exchange listing requirements.

(b) Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d) No Impairment of Rights. Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e) Amendment of Options. The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

12.	Termination or Suspension of the Plan.

(a) Plan Term. The Committee may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Option granted while the Plan is in effect except with the written consent of the Participant.

13.	Effective Date of Plan.

The Plan shall become effective as of the Effective Date, but no Incentive Stock Option shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

14.	Choice of Law.

The law of the State of Florida shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

15.	Shareholder Rights.

(a) Securities Restrictions.

(i) No Options, nor any Common Stock issuable pursuant thereto or upon exercise thereof, have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore will not be transferable except as permitted under various exemptions contained in the Securities Act, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act. Each Participant shall bear the economic risk of the Common Stock for an indefinite period of time since it has not been registered under the Securities Act and therefore cannot be sold unless it has subsequently been registered or an exemption from registration is available.

(ii) The certificates evidencing the Common Stock will bear the following legends:

(A)

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THERE FROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(B)

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE AND TRANSFER, INCLUDING CALL RIGHTS HELD BY THE ISSUER, ITS SHAREHOLDERS AS OF             , 2002 AND/OR THEIR ASSIGNEE(S), ALL AS PROVIDED IN THE ISSUERS 2002 STOCK OPTION PLAN AND                      AGREEMENT, BY AND BETWEEN, THE ISSUER AND THE REGISTERED OWNER, DATED                     , COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH PUBLIC SALE AND TRANSFER RESTRICTIONS INCLUDING THE CALL RIGHTS ARE BINDING ON TRANSFEREES OF THESE SHARES.

(iii) The legend endorsed on the certificates pursuant to Section 15(a)(ii)(A) hereof shall be removed and the Company shall issue a certificate without such legend to the holder thereof at such time as the securities evidenced thereby cease to be restricted securities upon the earliest to occur of (A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) the securities shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, or (C) such securities may be sold by the holder without restriction or registration under Rule 144(k) under the Securities Act (or any successor provision).

(iv) In connection with any Transfer (as defined below) of any of the Company’s securities by a Participant prior to an Initial Public Offering such transferor shall, unless waived by the Company, require the transferee to agree to become bound by the provisions of the Plan.

(b) Transfer Restrictions. Subject to Section 6 herein and notwithstanding any other provision of the Plan, including, but not limited to, Section 15(a) hereof, no Participant shall sell, assign, transfer, pledge, hypothecate or dispose of (by gift or otherwise) or in any way encumber (each, a “Transfer”), all or any part of any Option, Common Stock or other securities of the Company owned by the Participant that are issued pursuant to or as a result of this Plan, except in compliance with the terms of the Plan or as otherwise required by law. Prior to an Initial Public Offering by the Company, the Participants shall not Transfer any such securities of the Company without the prior written consent of the Company except as otherwise provided by the Plan or by law.

16.	Put Arrangements.

(a) Put. At any time after the Option has been exercised, and prior to an Initial Public Offering by the Company, Optionee shall have the right (the “Put Right”) to require the Company to repurchase, for their Fair Market Value, any or all of his shares of Common Stock acquired upon exercise of the Option by delivering a written notice (the “Put Notice”) to the Company specifying the number of shares of Common Stock to be sold (the “Put Interests”). The Put Interests must consist of a minimum of 10% of the shares of Common Stock acquired upon exercise of any Options by Optionee as of the date of delivery of the Put Notice. Notwithstanding the foregoing, the Put Right shall expire upon a Termination for Cause.

(b) Put Closing. If Put Rights pursuant to Section 16(a) are exercised, the Company shall purchase and Optionee shall sell the Put Interests at a date, time and place in Florida to be mutually designated by the Company and Optionee; provided, however, that the date designated for the closing of the purchase and sale shall be no more than 45 days from the date of receipt by the Company of the Put Notice. At the closing of such purchase and sale, the Company or SunTrust hall pay to Optionee the purchase price, calculated as of the date of delivery of the Put Notice, such amount to be delivered either (a) by a cashier’s or certified check payable to Optionee or by wire transfer of immediately available funds to an account designated by Optionee or (b) through the issuance of shares of common stock of SunTrust that have a fair market value equal to the Put Interests (fractional shares to be settled in cash) and Optionee shall deliver to the Company certificates representing the Put Interests to be sold, duly endorsed for transfer to the Company.

17.	Call Arrangements.

(a) Call.

(i) Except as provided in Section 17(a)(ii), at any time after the Option has been exercised, and prior to an Initial Public Offering by the Company, the Company shall have the right (“Call Right”) to require Optionee to sell any or all of his shares of Common Stock by delivering a written notice (the “Call Notice”) to Optionee specifying the number of shares of Common Stock to be purchased (the “Call Interests”). The Call Interests must consist of at least 50% of the shares acquired upon exercise of any Option by Optionee. The purchase price to be paid by the Company to Optionee upon exercise by the Company of its Call Right pursuant to this Section 17(a)(i) shall be the Fair Market Value of the Common Stock calculated as of the date of delivery of the Call Notice multiplied by the number of Call Interests.

(ii) If at any time after the Option has been exercised and prior to an Initial Public Offering by the Company, an Optionee experiences a Termination for Cause, the Company shall have a Call Right to require Optionee to sell all, but not less than all, of Optionee’s shares of Common Stock acquired upon exercise of Options granted under the Plan. The purchase price to be paid by the Company to Optionee upon exercise by the Company of its Call Right pursuant to this Section 17(a)(ii) shall be their Fair Market Value as of the date of such Termination for Cause.

(b) Call Closing. If Call Rights are exercised pursuant to Section 17(a)(i) or (ii), the Company shall purchase and Optionee shall sell the Call Interests at a date, time and place in Florida to be mutually designated by the Company and Optionee, and if they are unable to agree, by the Company; provided, however, that the date designated for the closing of the purchase and sale shall in no event be more than 45 days from the date of delivery by the Company of the Call Notice. At the closing of such purchase and sale, the Company or SunTrust shall pay to Optionee the applicable purchase price, such amount to be delivered either (a) by a cashier’s or certified check payable to Optionee or by wire transfer of immediately available funds to an account designated by Optionee or (b) through the issuance of shares of common stock of SunTrust that have a fair market value equal to the Call Interests (fractional shares to be settled in cash) and Optionee shall deliver to the Company certificates representing the Call Interests to be purchased, duly endorsed for transfer to the Company.

18.	SunTrust Guarantee.

SunTrust unconditionally and irrevocably guarantees the performance of the Company of its undertakings under this Plan and related Option Agreements when and to the extent the same are required to be performed and subject to all of the terms and conditions of this Plan and related Option Agreements, including, without limitation, the Put Rights. This Section 18, among other things, shall be deemed to mean that SunTrust is required to perform hereunder if and to the extent that the Company fails to perform. This is a guarantee of performance and payment and not of collection only, and recourse may be had in the first instance against SunTrust without first proceeding against the Company. SunTrust shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business, assets or stock of SunTrust to expressly assume this guarantee and to fulfill the obligations hereunder as if no succession had taken place.